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                                  EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Current Report (Form 8-K) of Kimco Realty Corporation of our report dated January 22, 1997, with respect to the consolidated financial statements of The Price REIT, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Diego, California
January 28, 1997